AMENDMENT NO. 2

TO

GLOBAL SECURITIES LENDING AGENCY AGREEMENT

This AMENDMENT, dated as of October 19, 2017, is made among the signatories hereto to amend that certain GLOBAL SECURITIES LENDING AGENCY AGREEMENT (the "Agency Agreement") dated February 14, 2017 entered into between CITIBANK, N.A., a national banking organization (the "Agent") and (ii) each USAA trust listed on Exhibit A hereto and each acting solely in respect of their respective series listed on such Exhibit A (each such series, a "Lender")."

WHEREAS, USAA Mutual Funds Trust and USAA ETF Trust, and the Agent desire to amend the Agency Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.Amendments.

(a)Article 16 Miscellaneous Section l. is hereby inserted to the Agreement and ahall read as follows:

(b)A new section 14.15 shall be added to the Agreement and shall read as follows:

SSAE Reporting. Agent shall provide, each year during the term of this Agency Agreement, a Statement on Standards for Attestation Engagements (SSAE) No.

18 SOC 1 Type II report that, including any bridge letters, covers the period between January through December of the previous year. Agent shall also provide contact information of a qualified individual with whom Lender may discuss any specific findings on a SSAE No. 18 SOC 1 Type II report.

Lender acknowledges that Agent will provide the SSAE No. 18 SOC 1 Type II report for Lender's internal use only, provided, however, that Lender may share the report with Lender's auditors and regulators pursuant to a valid audit or regulatory request. Lender represents and warrants that it will not share the report with its underlying clients or any other third parties without Agent's express written permission.

(c)Schedule III to the Agency Agreement is hereby deleted in its entirety and replaced with the Amended Schedule III attached hereto.

(d)Exhibit A to the Agency Agreement is hereby amended in its entirety to read as set forth in Exhibit A attached hereto.

2.Miscellaneous.

(a)Except as amended hereby, the Agency Agreement shall remain in full force and effect.

(b)This Amendment may be executed in counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written

CITIBANK, N.A., Agent	USAA Mutual Funds Trust
By: /S/ RICHARD KISSINGER	By: /S/ JAMES DE VRIES
Name: Richard Kissinger	Name: James De Vries
Title: Director	Title: Assistant Treasurer
USAA ETF Trust
By: /S/ JAMES DE VRIES
Name: James De Vries
Title: Assistant Treasurer

AMENDED Schedule III

(Amended as of October 19, 2017)

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., as the Agent

and each USAA trust (each, a "Trust") listed on this Exhibit A, acting solely in respect of their respective series listed on such Exhibit A

(each such series, a Lender)

LOAN RESTRICTIONS AND INVESTMENT GUIDELINES FOR

SECURITIES LENDING CASH COLLATERAL

1.LOAN RESTRICTIONS

Loans, as that term is defined in the Agency Agreement shall conform to the restrictions set forth in section 2 of this Schedule III (irrespective of whether Lender permits Cash Collateral to be invested in other than U.S. government money market funds) and the following:

Except with the approval of USAA Asset Management Company ("AMCO"), no more than 99% of a Lender's holdings of any security (i.e., any CUSIP) may be on loan at any time.

The maximum lendable amount of any Lender's total assets, including the value of all collateral investments ("Total Assets") is 33 1/3%, or such lesser percentage provided by its investment policies.

No more than five percent (5%) of each Lender's Total Assets may be loaned or sold to any one counterparty.

2.PERMISSIBLE INVESTMENTS

Cash Collateral may be invested in the following as Permissible Investments, provided however that AMCO may at any time modify this listing by written notice to Agent:

a.The following U.S. government money market funds:

FUND NAME	TICKER

Federated Government Obligations Fund	GOIXX
Fidelity Government Portfolio	FIGXX
Goldman Sachs Financial Square Government Fund	FGTXX
Morgan Stanley Institutional Liquid Government	MVRXX
Invesco STIT Government and Agency Portfolio	AGPXX
Western Asset Institutional Government Reserves	INGXX
HSBC US Government Money Market Fund	HGIXX

b.No more than five percent (5%) of each Lender's Total Assets may be invested in any one U.S. government money market fund listed in section 2(a) above.

c.If and to the extent so directed by AMCO in writing, in accordance with the following:

I.Objectives

The key objectives of the management of cash collateral supporting securities loans are to:

a.safeguard principal,

b.assure that all cash Collateral is invested in a timely manner,

c.maintain adequate liquidity to meet the needs of Lenders, and

d.consistent with these objectives, to optimize the spread between the earnings on cash Collateral investments and rebate rates paid to the Borrowers.

Agent shall not be required to trade permitted investments prior to their maturity for purposes of satisfying objective d. unless instructed as to a specific transaction by AMCO.

II.Prospectus Limitations

Lender represents that the investments outlined herein shall be consistent with the specific authorizations outlined in its prospectus. In the event that any conflict exists between these investment guidelines and those specifically enumerated in its prospectus, Lender's prospectuses shall take precedence. It shall be the responsibility of Lender to advise Agent of any changes to its prospectus that affect the guidelines outlined herein.

III.Allowable Instruments and Credit Quality

The following instruments shall be Permissible Investments:

a.Instruments issued or fully guaranteed by the U.S. government, federal agencies, or government sponsored agencies or corporations.

b.Instruments issued by domestic corporations including corporate notes with long-term ratings of A3 or better at time of purchase by Moody's Investors Service, Inc. ("Moody's") and A- by Standard & Poor's Corporation ("S&P") or better at time of purchase, or A- or better at time of purchase by Fitch Ratings ("Fitch"). Additionally, commercial paper, other than asset backed commercial paper ("ABCP"), must also be rated at least A-1 by S&P, P-1 by Moody's, or F1 by Fitch, short-term at time of purchase. ABCP must be rated at least A-1 by S&P or P-1 by Moody's or F1 by Fitch and must be rated such by at least two of the three NRSROs listed. Floating rate notes must utilize a standard repricing index including, but not limited to, LIBOR, U.S. treasury bills, commercial paper or federal funds and can reasonably be expected to have a market value that approximates its par value.

c.Obligations of approved domestic and foreign banks including bankers acceptances, certificates of deposit, domestic and off-shore bank time deposits, bonds (Euro and Yankee) and other debt instruments. The banks must have long-term ratings of at least A3 by Moody's, A- by S&P, or A- by Fitch at time of purchase.

d.Unsecured obligations of entities engaged primarily in the broker/dealer industry are not allowed.

e.Repurchase transactions with approved counterparties involving the following types of instruments: U.S. treasury securities, U.S. agency debentures , U.S. agency mortgage-backed securities, U.S. sponsored enterprise debentures, U.S. sponsored enterprise mortgage-backed securities, and securities guaranteed as to the repayment of principal and interest by the full faith and credit of the United States government . Such instruments shall be held at custodial banks or depositories and marked to market daily at not less than one hundred two percent (102%) of the purchase price. All collateral received from counterparties on repurchase transactions will be held in an account in the name of, or for the benefit of, Lender by a financial institution with a minimum rating of A3 by Moody's, A- by S&P, or A- by Fitch.

f.Money market mutual funds approved by Lender in writing (which may include electronic mail).

g.Asset-backed securities having a minimum rating, at the time of purchase, of AAA by S&P, Aaa by Moody's or AAA by Fitch. Residential and Commercial Mortgage Backed Securities, CDOs, CLOs, or similar investments are not allowed unless specifically approved by AMCO in writing or email.

h.If a security is rated by more than one nationally recognized statistical rating organization mentioned in these guidelines, the lower rating shall prevail for purposes of these guidelines.

i.If AMCO determines a security to be unacceptable for the portfolio to hold for any reasons, AMCO may direct Citi to dispose of the security as soon as practical.

IV. Downgrades

All credit ratings set forth herein shall be applicable at time of purchase; however, in the event of a downgrade of any security to a level where the new rating would not comply with the minimum rating for new purchases of a similar asset, Agent shall immediately notify the Lender of such downgraded asset and seek Lender's instructions with respect thereto. Lender acknowledges that Agent shall not be liable for any market loss that results from such sale, provided the asset satisfied all ratings requirements as set forth herein at the time of purchase.

V.Maturity/Mismatch

a.The maximum maturity of any Loan by any of the Lenders shall be no more than ninety (90) days.

b.The maximum weighted average maturity of Lender's loans and investment transactions shall be no more than ninety (90) days.

c.Weighted average maturity mismatch between loans and collateral investments shall not exceed fourteen (14) days.

d.No instrument will have a maturity date or expected weighted average life in excess of twelve (12) months from time of purchase, except:

•Floating and variable rate securities which may have a 18 month maturity, and;

•Floating rate asset-backed securities which may have an expected weighted average life no greater than two and one-quarter years. Amortizing floating rate asset-backed securities may have an expected weighted average life not greater than two years and an expected final payment date not exceeding four years from date of purchase. The legal final maturity date cannot exceed 10 years.

e.In calculating compliance with the "maximum maturity" and "weighted average maturity" restrictions, the expected maturity date shall be utilized for all asset-backed securities. In the case of fixed rate asset-backed securities, the average life shall be utilized for the purpose of calculating compliance with the weighted average maturity restrictions. In the case of floating rate securities (including floating rate asset-backed securities), the maturity date of the floating rate security shall be deemed to be the next interest rate reset date for the purpose of calculating compliance with the weighted average maturity restriction. Maturity limitations shall also utilize the put or demand date in investments which contain unconditional irrevocable demand or put features exercisable solely at the option of the investor.

VI. Diversification

a.Agent shall multiply the Total Assets by thirty-three and one third percent (33 1/3%) to get the Reference Value (the "Reference Value"). The Reference Value shall be utilized to compute restrictions in items c, d and e below.

b.No more than five percent (5%) of each Lender's Total Assets should be held in any single counterparty repurchase agreement.

c.No more than thirty-five percent (35%) of each Lender's Reference Value may be invested in floating or variable rate securities, including floating rate asset-backed securities.

d.The minimum overnight (next business day) liquidity level will be targeted at not less than fifteen percent (15%) of the Reference Value.

e.No more than the lesser of twenty-five million dollars ($25,000,000) or five percent (5%) of the Reference Value should be held in any one non-U.S.- government-backed issuer.

3.OTHER

a.Each Borrower and approved counterparty listed on the List of Borrowers in Schedule I to the Agency Agreement, shall be reviewed by Lender for appropriateness for inclusion in this securities lending program. The review should be based on a documented borrower review process. Each counterparty shall be of investment grade quality. The List of Borrowers shall not be amended without the express written approval thereof from Lender. A Borrower or counterparty not included in the aforementioned list shall not be included in this securities lending program.

For purposes of this section, investment grade securities are those (i) issued or guaranteed by the U.S. government, its agencies, and instrumentalities; (ii) rated at least Baa3 by Moody's, or BBB by S&P, or BBB- by Fitch Investors Service, Inc., or BBB- by Duff and Phelps Credit Rating Co.; or (iii) otherwise meeting Lender's internal investment guidelines. If a security is rated by more than one nationally recognized statistical rating organization, the lower rating shall prevail for purposes of these Guidelines.

b.Agent shall be rated at least Baa2 by Moody's, BBB by S&P, or BBBby Fitchor, if Agent at anytime does not meet such rating criteria, then Lender shall determine, from time to time, whether circumstances exist that render Agent of comparable quality toa lending agentwith suchratings.

c.All obligations shall be payable as to principal and interest in U.S. currency unless specifically authorized by Lender.

d.A Lender-approved custodian should obtain possession or control of the Collateral, or in the case of book-entry securities, make appropriate entries in the books of the custodian under a written custodial agreement which explicitly recognizes Lender's interest in the Collateral as superior to that of the custodian or the counterparty. The Collateral should be segregated and maintained in an account in the name of, or on behalf of, Lender. All Cash Collateral investments made on behalf of Lender shall be segregated on the books and in the records of Agent and its agents.

e.In connection with these investments, Lender acknowledges that Citibank, N.A. may have separately entered into an agreement with certain of the Permissible

Investment funds to provide services to such funds. Citibank, N.A. is separately compensated for these services by the management company of the applicable Permissible Investment fund. Such payments do not impact the return that Lender receives hereunder, which shall be consistent with the earnings of other investors in the applicable fund. Lender acknowledges that Citibank, N.A. is not an employee or officer of any Permissible Investment funds, nor is Citibank, N.A. otherwise affiliated with any Permissible Investment funds.

Lender hereby acknowledges and confirms that it has made its own independent decision to enter into these investments and as to whether these investments are appropriate or proper for Lender based upon its own judgment, policies and procedures and upon advice from such advisers (including tax, legal and/or financial advisers) as it has deemed necessary. Lender further acknowledges that it has a copy of the prospectus for each Permissible Investment fund and such other documentation regarding the fund that it deems appropriate.

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., as the Agent

and each USAA trust (each, a "Trust") listed on this Exhibit A,

acting solely in respect of their respective series listed on such Exhibit A

(each such series, a Lender)

Dated as of:	October 19, 2017
Trust	Lender Name
Name
USAA
Mutual
Funds
Trust	USAA AGGRESSIVE GROWTH FUND
USAA CAPITAL GROWTH FUND
USAA CORNERSTONE AGGRESSIVE FUND
USAA CORNERSTONE CONSERVATIVE FUND
USAA CORNERSTONE EQUITY FUND
USAA CORNERSTONE MODERATE FUND
USAA CORNERSTONE MODERATELY
AGGRESSIVE FUND
USAA CORNERSTONE MODERATELY
CONSERVATIVE FUND
USAA EMERGING MARKETS FUND
USAA EXTENDED MARKET INDEX FUND
USAA FIRST START GROWTH FUND
USAA FLEXIBLE INCOME FUND
USAA GLOBAL MANAGED VOLATILITY FUND
USAA GOVERNMENT SECURITIES FUND
USAA GROWTH FUND
USAA GROWTH & INCOME FUND
USAA GROWTH & TAX STRATEGY FUND
USAA HIGH INCOME FUND
USAA INCOME FUND
USAA INCOME STOCK FUND
USAA INTERMEDIATE-TERM BOND FUND
USAA INTERNATIONAL FUND
USAA MANAGED ALLOCATION FUND
USAA NASDAQ-100 INDEX FUND
USAA PRECIOUS METALS & MINERALS FUND
USAA REAL RETURN FUND
USAA S&P 500 FUND
USAA SCIENCE & TECHNOLOGY FUND

Custodian Account

Number

State Street Bank and

Trust Company

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The Northern Trust

Company

State Street Bank and

Trust Company

USAA SHORT TERM BOND FUND
USAA SMALL CAP STOCK FUND
USAA TARGET RETIREMENT FUND 2020
USAA TARGET RETIREMENT FUND 2030
USAA TARGET RETIREMENT FUND 2040
USAA TARGET RETIREMENT FUND 2050
USAA TARGET RETIREMENT FUND 2060
USAA TARGET RETIREMENT INCOME FUND
USAA TOTAL RETURN STRATEGY FUND
USAA ULTRA SHORT-TERM BOND FUND
USAA VALUE FUND
USAA WORLD GROWTH FUND
USAA
ETF
Trust	USAA CORE INTERMEDIATE-TERM BOND ETF
USAA CORE SHORT-TERM BOND ETF
USAA MSCI USA VALUE MOMENTUM BLEND
ETF
USAA MSCI USA SMALL CAP VALUE
MOMENTUM BLEND ETF
USAA MSCI INTERNATIONAL VALUE
MOMENTUM BLEND ETF
USAA MSCI EMERGING MARKETS VALUE
MOMENTUM BLEND ETF

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State Street Bank and

Trust Company

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To the extent the custodian listed above is not Citibank, N.A. and no Operating Agreement with the custodian is in place, the related Lender agrees to give irrevocable instructions to the applicable custodian substantially in the form of those set out in Annex 1 to this Exhibit A. If an Operating Agreement is in place with the applicable custodian, no such instructions are required.

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be executed as of the date set forth above.

CITIBANK, N.A., Agent	USAA Mutual Funds Trust
By: /S/ RICHARD KISSINGER	By: /S/ JAMES DE VRIES
Name: Richard Kissinger	Name: James De Vries
Title: Director	Title: Assistant Treasurer
USAA ETF Trust
By: /S/ JAMES DE VRIES
Name: James De Vries
Title: Assistant Treasurer